EXHIBIT 5.2

[LATHAM & WATKINS LETTERHEAD]

June 26, 2001

Arden Realty, Inc.
Arden Realty Limited Partnership
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025

Re:    Shelf Registration of Arden Realty, Inc. and Arden Realty Limited Partnership

Ladies and Gentlemen:

        In connection with a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

        You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale (i) by Arden Realty Limited Partnership, a Maryland limited partnership (the “Partnership”), of up to $400,000,000 aggregate offering price of debt securities of the Partnership (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by Arden Realty, Inc., a Maryland corporation (the “Company”), and (ii) by the Company of up to $257,187,398 aggregate offering price of (a) shares of common stock of the Company, par value $.01 per share; and (b) shares of preferred stock of the Company, par value $.01 per share. The Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Debt Securities will be issued pursuant to an indenture among the Partnership and The Bank of New York, as trustee (the “Trustee”), dated as of March 14, 2000, as may be further supplemented from time to time (the “Indenture”).

        In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Partnership and the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

[LATHAM & WATKINS]

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

        We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of all such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Partnership and the Company. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other agencies within any state.

         Subject to the foregoing and the qualifications set forth herein, it is our opinion that, as of the date hereof:

        1.     When (a) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, in its capacity as general partner of the Partnership, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendments have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Partnership or result in a default under or breach of any agreement or instrument binding upon the Partnership, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Partnership, whether imposed by any court or governmental or regulatory body having jurisdiction over the Partnership, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

[LATHAM & WATKINS]

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

        2.     When (a) the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of (i) the Guarantees by the Company and (ii) the related Debt Securities by the Partnership), and (b) the Guarantees have been duly executed and delivered on behalf of the Company and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (d) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Guarantees as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions set forth in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws including, without limitation, those contained in Section 514 of the Indenture; and (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Partnership under the Indenture or the Debt Securities, or of the Company under the Guarantees, of Section 548 of the United State Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

[LATHAM & WATKINS]

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

        We assume for purposes of this opinion that (i) the Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to issue and sell the Debt Securities; (ii) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to execute, deliver and perform its obligations under the Guarantees; (iii) the Debt Securities have been duly authorized by all necessary partnership action of the Partnership and the Guarantees have been duly authorized by all necessary corporate action by the Company; and (iv) the Indenture has been duly authorized by all necessary partnership action of the Partnership and has been duly executed and delivered by the Partnership.

        To the extent that the obligations of the Partnership under the Debt Securities or the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that: (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Debt Securities and Indenture, respectively; (c) is duly qualified to engage in the activities contemplated by the Debt Securities and Indenture, respectively; (d) has duly authorized, executed and delivered each of the Debt Securities and Indenture, respectively; and (e) is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and (ii) each of the Debt Securities and Indenture, respectively, constitutes a legally valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms.

        We have also assumed that the choice of law provisions in each of the Debt Securities, the Indenture and the Guarantees would be enforced by any court in which enforcement thereof might be sought.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

                                                                                                                                                Very truly yours,

                                                                                                                                                /s/ Latham & Watkins